101388106                                                          PAGE 15 OF 36


                                                                       EXHIBIT 2
                                                                       ---------



                         GENERAL ATLANTIC PARTNERS, LLC
                                3 PICKWICK PLAZA
                               GREENWICH, CT 06830




                                                December 20, 2002


                                POWER OF ATTORNEY

         The undersigned, General Atlantic Partners, LLC, a Delaware limited liability company, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Limited Liability Company"), by its Executive Managing Member, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments and to make any governmental filings on behalf of the Limited Liability Company as fully to all intents and purposes as a Managing Member of the Limited Liability Company might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on January 1, 2004.

                                   GENERAL ATLANTIC PARTNERS, LLC


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Name:   Steven A. Denning
                                        Title:  Executive Managing Member




STATE OF CONNECTICUT    )
                        : ss.
COUNTY OF FAIRFIELD     )

         On the 20th day of December 2002, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.


/s/ Natalie J. Wagner
-----------------------------
Notary Public